UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: January 22, 2018
(Date of earliest event reported)

DARDEN RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)
Commission File Number: 1-13666

Florida	59-3305930
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1000 Darden Center Drive, Orlando, Florida 32837
(Address of principal executive offices, including zip code)
(407) 245-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2018, Darden Restaurants, Inc. (the Company) appointed David C. George, 62, as Executive Vice President and Chief Operating Officer, effective immediately. Mr. George had been President, Olive Garden and Executive Vice President, Darden Restaurants since March 2016, prior to which he was President, Olive Garden since January 2013.  He served as our President, LongHorn Steakhouse from October 2007, when we acquired RARE Hospitality International, Inc. (RARE), until January 2013.  Prior to the acquisition, he served as RARE’s President of LongHorn Steakhouse from May 2003 until October 2007. From October 2001 until May 2003, he was RARE’s Senior Vice President of Operations for LongHorn Steakhouse and from May 2000 until October 2001 was RARE’s Vice President of Operations for The Capital Grille.
On January 22, 2018, the Compensation Committee of the Board of Directors of the Company approved new compensation arrangements for Mr. George. Mr. George’s base salary will be $725,000 effective January 22, 2018. Mr. George’s target annual bonus under the Company’s annual cash incentive program remains unchanged. Mr. George’s new target annual equity grant under the Company’s long-term incentive program will have an aggregate value of $1,500,000.

Additional information about Mr. George and his appointment is included in the Company’s news release dated January 22, 2018 entitled “Darden Restaurants Announces Leadership Appointments” which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit
99.1	News release dated January 22, 2018, entitled “Darden Restaurants Announces Leadership Appointments.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARDEN RESTAURANTS, INC.

By:	/s/ Anthony G. Morrow
Anthony G. Morrow
Assistant Secretary
Date: January 22, 2018

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